Exhibit (21)

                         SUBSIDIARIES OF THE CORPORATION
                              As of January 1, 2000

                                                     State or other jurisdiction
             Name                                          of organization
             ----                                    ---------------------------
CreditCorp SPC, LLC                                         Wisconsin
IDSC Holdings, Inc.                                         Wisconsin
Luxembourg SB Tools SARL                                    Luxembourg
Snap-on Capital Corp.                                       Delaware
Snap-on Credit, LLC                                         Delaware
Snap-on Engineering Services Company                        Wisconsin
Snap-on Financial Services, Inc.                            Nevada
Snap-on Global Holdings, Inc.                               Delaware
Snap-on International Finance Company                       Ireland
Snap-on Logistics Company                                   Wisconsin
Snap-on Technologies, Inc.                                  Illinois
Snap-on Tools Company                                       Wisconsin
Snap-on Tools Limited                                       United Kingdom